Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER UNDER SECTION 302
I, Barrett Garrison, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Digital Turbine, Inc.;
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 28, 2017

	By:	/s/ Barrett Garrison
Barrett Garrison
Chief Financial Officer
(Principal Financial Officer)